Exhibit 10.45
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                                SUMMIT ROUNDTABLE

                              CONSULTING AGREEMENT

7.      Introduction

This Consultant Agreement (Agreement) is entered into as of January 1, 2001 by and between HemaSure Inc., a Delaware corporation, (Client), with offices at 140 Locke Drive, Marlborough, MA 01752, and Summit Roundtable (Consultant), at 13062 West LaSalle Circle, Lakewood, Colorado 80228.

8.      Engagement, Term and Description of Services

Client hereby engages Consultant to render consulting and advisory services at the request of Client and its affiliates, to the best of Consultant's ability, upon the terms and conditions hereinafter set forth. The Consultant will pursue activities as defined by the Company's Board of Directors. These activities include daily management activities and leading the Company's restructuring efforts. The Consultant will work with and seek advice from the Company's financial and legal advisors, in order to consider, review and negotiate any proposals or offers which contemplate strategic or business combinations involving the Company.

The objectives of the assignment are:

                o Complete the sale of substantially all the non cash assets of HemaSure to a qualified buyer, creating a "successor company" not owned by the shareholders, and leaving a "shell company" with assets still owned by the shareholders.

                o Locate and negotiate a business combination between the shell company and another company that can provide high financial returns to the Company's shareholders.

It is expected that the result of the effort to explore opportunities will result in ongoing reports and presentations to the Board of Directors of the Company. Consultant will facilitate the production of such reports and presentations. It is understood that any recommendation to the Company's Board of Directors regarding strategic opportunities is the sole responsibility of the Company's Board of Directors. It is understood that the results of all work produced from this consulting arrangement and the reports and presentations relating thereto are the exclusive property of the Company.


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This contract shall commence on the effective date of this agreement and terminate upon either of the following two events:

                a. The Board of Directors determines the Consultant's services are no longer required, and notifies the Consultant of this determination in writing.

                b. A change of control of the Company occurs, wherein the Company is merged or consolidated with another company or any "person" (as described in 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as described in Rule 13d-3 of the Exchange Act) of 50% or more of the outstanding stock of the Company.

If either party should seek to terminate this agreement, notice must be given in writing.

9.      Where Services are to be Performed

Consultant has access to independent offices and work will be performed there and other such places that are appropriate. Consultant will request and receive reasonable amount of services as required from the offices of Jim Murphy, CFO of HemaSure's "successor company".

10.     Compensation

The Consultant will be paid a retainer fee of $15,000 per month or portion thereof, plus reasonable expenses. Consultant will provide a monthly invoice to the Company detailing reimbursable expenses. Payment will be made 10 days from the receipt of such invoices.

11.     Consultant An Independent Contractor

Consultant will furnish services as an independent contractor and not as an employee of Client. Client shall carry no Workmen's Compensation insurance or any health or accident insurance to cover Consultant. Client shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer-employee relationship.

It is understood that Consultant may provide services to other companies, agencies and institutions during the term of this Agreement, provided that Consultant does not breach any obligations of confidentiality to Client. Consultant has no power to bind Client to any contract with a third party.

12.     Confidentiality

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The confidentiality agreement signed June 1, 2000 between Client and Consultant remains in effect.

13.     Default

In the event that either party shall commit any breach of or default in any of the terms or conditions of this Agreement, and also fails to remedy such breach or default within thirty (30) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice. The defaulting party shall be responsible for all costs and expenses associated with the termination, and shall reimburse the non-defaulting party for such costs and expenses.

14.     Modification of Agreement

This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

15.     Notice

Any notice required or permitted to be given hereunder shall be sufficient if in writing, and if hand-delivered or sent by registered or certified mail, postage prepaid, addressed as follows:

       If to Client:
       Tim Barberich, Chairman
       Separator
       111 Locke Drive
       Marlborough, MA
       01752-7231

       If to Consultant:
       Summit Roundtable
       13062 West LaSalle Circle
       Lakewood, Colorado 80228

or to such other address as the parties hereto may specify, in writing, from time to time.

IN WITNESS WHEREOF, Client and Consultant, have caused this Agreement to be signed by its corporate officer thereunto duly authorized, as of the date first above written.

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/s/ Edward C. Wood Jr.                         /s/ Tim Barberich
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Edward C. Wood Jr., CEO                        Tim Barberich, Chairman
Summit Roundtable                              HemaSure, Inc.